UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangar G 169 NY-17K, Suite U-14 Newburgh, NY	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (845) 787-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 19, 2017, the Board of Directors (the “Board”) of the Baltia Air Lines, Inc. dba USGlobal Airways (the “Company”) concluded that the audited financial statements for the fiscal year ended December 31, 2015 (the “Relevant Period”), as previously filed as part of the Company’s Annual Report on Form 10-K on April 14, 2016, should no longer be relied upon. Upon transitioning its management team in late 2016, the Company undertook a review of its corporate and financial reporting processes and related activities of the Company. Through this process, Company management became aware of an engine lease agreement the Company entered into with Logistic Air, Inc. (“Logistic”), dated as of January 15, 2010 (the “Agreement”), pursuant to which the Company purportedly had ongoing payment obligations for the lease of airplane engines. The Company and its previous independent auditors failed to account for the payments purportedly due to Logistic under the Agreement in its contingent liabilities in the financial statements for the Relevant Period.

Logistic has made a demand for payment of outstanding payables in the amount of $8,850,000. As of the date hereof, and while not in any manner accepting the validity of Logistic’s claim, the Company is in settlement negotiations with Logistic regarding such payment.

The Company has concluded to restate its financial statements for the Relevant Period to correct the above identified accounting and disclosure errors. The Company and its advisors are working expeditiously to complete this review and the Company intends to bring current its financial reporting obligations as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: June 23, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President